THIS LEASE DATED FOR REFERENCE THE 24TH DAY OF JANUARY, 2001.

BETWEEN: **DOUGLAS AND ASTER SOO**, of 2350 Fraserview Drive, in the City of Vancouver, in the Province of British Columbia, V5P 2N4.

(hereinafter called the "Landlord")

OF THE FIRST PART,

AND: **HEMPTOWN CLOTHING INC.**, a corporation incorporated under the laws of the Province of British Columbia (Incorporation No: 0572867), and having it registered and records offices at Suite # 2550 – 555 West Hastings Street, in the City of Vancouver, in the Province of British Columbia, V6B 4N5.

(hereinafter called the "Tenant")

OF THE SECOND PART.

RECITALS

(A). The Landlord is the registered owner of the Lands described as Plan # 186, Lots 13 and 14 of 23 of Block B, District Lot 182, Land District 36, Parcel Identifier # 014-696-118 and Parcel Identifier # 014-696-134 (hereinafter called the "Lands").

(B). The Tenant is a corporation incorporated under the laws of the Province of British Columbia, and having a place of business and mailing address at P.O. Box 54560, 7155 Kingsway Street, in the City of Burnaby, in the Province of British Columbia, V5E 4J6.

WITNESSETH that in consideration of the rents, conditions, covenants and agreements hereinafter respectively reserved and contained on the part of the Tenant, to be paid, observed and performed, the Landlord has demised and leased and by these presents doth demise and lease unto the said Tenant, ALL AND SINGULAR those certain Lands, Premises and Buildings situate in the City of Vancouver, in the Province of British Columbia and known and described as contained herein all on the terms, conditions and covenants as hereinafter set forth.

D.S.
APPROVED: LANDLORD

APPROVED: TENANT

1. **PREMISES**

The Premises are those certain Premises on the main floor of a two (2) storey building constructed on the Lands which is shown outlined on the plan attached hereto as Schedule "A" (hereinafter called the "Buildings") and specifically excluding the Shed (hereinafter called the "Shed") located on the North side of the parking lot area which is shown outlined on the plan attached hereto as Schedule "B" and whereby the main floor of the Buildings is hatched in Schedule "A" hereto civically described as 1307 Venables Street and 1313 Venables Street, in the City of Vancouver, in the Province of British Columbia and contains a total gross building area of approximately six thousand one hundred thirty nine square feet (6,139 SF) of the Buildings now or hereafter constructed within the same demising walls (hereinafter called the "Premises"). The Tenant understands and agrees with the Landlord that the Premises will be provided on an "as is, where is" basis as of the Occupancy Date of the Lease Term and shall be substantially in the same condition as viewed by the Tenant on the 04th and 16th Days of January, 2001.

2. **LEASE TERM**

The Term of the Lease (hereinafter called the "Lease Term") shall be five (5) years commencing, subject to paragraph three (3) below, on the first (01st) Day of March, 2001 (hereinafter called the "Commencement Date") and expiring on the 28th Day of February, 2006. The Tenant to have and to hold the Premises for and during the Lease Term of five (5) years and zero (0) months unless sooner terminated pursuant to any provision hereof.

3. **OCCUPANCY DATE**

The Occupancy Date for the Premises shall be on or before the 01st Day of March, 2001. In the event that the Premises are not available for occupancy by the Tenant on the Commencement Date of the Lease Term, the Landlord's Lease for the Buildings (hereinafter called the "Lease") shall remain in full force and effect and subject to the terms and conditions set therein, and the Tenant shall take possession of the Premises on the Occupancy Date herein defined. If the Occupancy Date occurs on a day other than the first (01st) day of the month, the Tenant shall be bound by the terms and conditions of the Lease except that rent and all other amounts payable under the terms of the Lease for that month's occupancy shall be apportioned upon a per diem basis calculated from the Occupancy Date up to and including the end of that month. It is agreed upon by the Tenant that the Landlord shall not be liable for any loss, injury, damage or inconvenience which the Tenant may sustain by reason of the inability of the Landlord for any reason to deliver the Premises ready for occupancy on the Commencement Date.

APPROVED: LANDLORD D.S.

APPROVED: TENANT

4. **ENTRY PRIOR TO COMMENCEMENT DATE**

Providing the Lease is fully executed, the Tenant may at any time prior to the Commencement Date (hereinafter called the "Fit Up Period") enter upon the Premises for the purposes of installing its fixtures and equipment and making the same ready for its occupancy in common with the Landlord and its contractors and employees, without the payment of Rent. During the Fit Up Period, the Tenant shall perform its work and cause its employees and contractors to do their work so as not to interfere with the Landlord's Tenant on the second (2nd) floor of the Buildings. The Tenant shall be bound by the terms and conditions of the Lease and those requiring payment of Additional Rent, Taxes and Operating Expenses except Base Rent from such earlier Fit Up Period to the Commencement Date.

5. **RENT**

The Base Rent (hereinafter called the "Rent") shall be payable monthly in advance and yielding and paying therefore unto the Landlord and its successors and assigns, without prior demand during the Lease Term in lawful monies of Canada the following:

(i) For the period from March 01st, 2001 through to February 28th, 2002 the Annual Base Rent of thirty one thousand two hundred dollars and zero cents ($31,200.00) payable without deduction, setoff or abatement except as expressly provided in the Lease by equal monthly installments of two thousand six hundred dollars and zero cents ($2,600.00) payable in advance of the first (01st) day of each month during the Lease Term plus the applicable Goods and Services Tax, commencing on the 01st Day of March, 2001 to and including the first (01st) Day of February, 2002.

(ii) For the period from March 01st, 2002 through to February 28th, 2003 the Annual Base Rent of thirty two thousand seven hundred sixty dollars and zero cents ($32,760.00) payable without deduction, setoff or abatement except as expressly provided in the Lease by equal monthly installments of two thousand seven hundred thirty dollars and zero cents ($2,730.00) payable in advance of the first (01st) day of each month during the Lease Term plus the applicable Goods and Services Tax, commencing on the 01st Day of March, 2002 to and including the first (01st) Day of February, 2003.

(iii) For the period from March 01st, 2003 through to February 29th, 2004 the Annual Base Rent of thirty four thousand three hundred ninety eight dollars and zero cents ($34,398.00) payable without deduction, setoff or abatement except as expressly provided in the Lease by equal monthly installments of two thousand eight hundred sixty six dollars and fifty cents ($2,866.50) payable in advance of the first (01st) day of each month during the Lease Term plus the applicable

Goods and Services Tax, commencing on the 01st Day of March, 2003 to and including the first (01st) Day of February, 2004.

(iv) For the period from March 01st, 2004 through to February 28th, 2005 the Annual Base Rent of thirty six thousand one hundred seventeen dollars and ninety six cents ($36,117.96) payable without deduction, setoff or abatement except as expressly provided in the Lease by equal monthly installments of three thousand nine dollars and eighty three cents ($3,009.83) payable in advance of the first (01st) day of each month during the Lease Term plus the applicable Goods and Services Tax, commencing on the 01st Day of March, 2004 to and including the first (01st) Day of February, 2005.

(v) For the period from March 01st, 2005 through to Februagy 28th, 2006 the Annual Base Rent of thirty seven thousand nine hundred twenty three dollars and eighty four cents ($37,923.84) payable without deduction, setoff or abatement except as expressly provided in the Lease by equal monthly installments of three thousand one hundred sixty dollars and thirty two cents ($3,160.32) payable in advance of the first (01st) day of each month during the Lease Term plus the applicable Goods and Services Tax, commencing on the 01st Day of March, 2005 to and including the first (01st) Day of February, 2006.

From the first (01st) Day of March, 2001, and for the Lease Term of five (5) years and zero (0) months thence ensuing. YIELDING therefor during the said Lease Term the Rent of one hundred seventy two thousand three hundred ninety nine dollars and eighty cents ($172,399.80) plus the applicable Goods and Services Tax payable at the office of the Landlord monthly in advance without deduction on the first (01st) day of each and every month in consecutive monthly installments as described and contained herein. All other amounts as shall become due and payable hereunder by the Tenant to the Landlord (hereinafter called "Additional Rent") and all rights that the Landlord has in respect of Rent, the Landlord shall also have in respect of Additional Rent, whether or not such amounts be specifically designated elsewhere in this Lease as "Additional Rent".

6. RECEIPT OF THE SECURITY DEPOSIT

The Landlord hereby acknowledges receipt of the sum of six thousand one hundred sixty three dollars and fifty four cents ($6,163.54) which represents the first (01st) and last months' Rent inclusive of the Goods and Services Tax (hereinafter called the "Security Deposit).

APPROVED: LANDLORD APPROVED: TENANT

7. **TENANT USE OF THE PREMISES** DS RETAILING

The Premises shall not be used other than for clothing manufacturing and distribution. The Tenant covenants to use and occupy the Premises for the sole purpose for clothing manufacturing and distribution. The Tenant shall not use or permit or suffer the use of the Premises for any other purpose without the prior written consent of the Landlord. The parties may at any time agree upon an increased rent in consideration of the Landlord's consent to a change in use.

8. **TENANT INDUCEMENTS**

The Landlord agrees to grant the Tenant the Premises free of Net Base Rent for the period specifically February 01st, 2001 to April 30th, 2001 and January 01st, 2006 to February 28th, 2006. During such period, the Tenant shall be responsible only for their proportionate share of taxes and operating expenses. The Tenant hereby declares and understands that the Warehouse Portion of the Premises (approximately 3,150 SF) will not be available for occupancy until the Commencement Date but the Retail / Office Portion of the Premises (approximately 1,720 SF) shall be provided subject to paragraph four (4) as previously described and contained herein.

9. **ESTIMATED 2001 PROPERTY TAXES AND OPERATING EXPENSES**

Estimated between two dollars and twenty cents ($2.20) and two dollars and fifty cents ($2.50) per square foot per year plus the applicable Goods and Services Tax. The Tenant agrees to permit the Landlord to estimate the common area and operating expenses payable by the Tenant during each year or portion thereof from time to time and to pay its percentage share of such estimated common area and operating expenses to the Landlord forthwith after receipt from the Landlord of such estimates, with any overpayment to be rebated by the Landlord or any deficiency to be paid by the Tenant when the actual amount of such common area and operating expenses are known and, if only a part of a calendar year is included in the Lease Term, to pay such common area and operating expenses as apportioned upon a per diem rate.

10. **PARKING FACILITIES**

The Landlord shall grant to the Tenant at no extra charge for the Lease Term the right by way of a license for the use of fifty percent (50%) of the parking area on the Lands and Premises in common with the other Tenant of the Buildings.

D.S.
APPROVED: LANDLORD

APPROVED: TENANT

11. OPTION TO RENEW

The Tenant shall have the option to renew the Lease for two (2) further terms of five (5) years as per the terms and conditions contained in the Lease. The Tenant shall, provided it is not and has not been in default under any of the terms and conditions of this Lease, have the right to renew the term of this Lease for two (2) further periods of five (5) years after the expiration of the initial Lease Term. This option must be exercised in writing at least three (3) months prior to the expiration of the initial Lease Term and no earlier than twelve (12) months stating the Tenant's intention and demand for such renewal. In the event that this right to renew is exercised, all other terms and conditions of this Lease, except such right to renew, the amount of Rent, any rental abatement and any provisions for improvement allowances, shall be binding upon the parties hereto during such renewal period. The Annual Base Rent payable by the Tenant during such renewal period shall not be less than the Rent payable during the final year of the immediately preceding term and shall be at a rent equal to the fair market rental value of the Premises as improved at the commencement of the renewal term as mutually agreed between the parties provided that if the parties cannot so agree on the fair market rental value prior to the commencement of the renewal term then it shall be determined by arbitration pursuant to the terms of the Commercial Arbitration Act of British Columbia and any amendments thereto or replacements thereof. All expenses of arbitration pursuant to this provision shall be borne equally by the Tenant and the Landlord. If the Landlord intends, in good faith, to occupy or use the Lands, Premises and Buildings for the purpose of demolition, the Landlord may give a Notice of Demolition (hereinafter called the "Demolition Notice") to the Tenant. The Demolition Notice shall be not less than twelve (12) months and it shall be effective on the last day of the month twelve (12) months after the month that the Demolition Notice is served on the Tenant.

12. RIGHT OF FIRST REFUSAL

The Landlord covenants and agrees with the Tenant that the Landlord shall give the Right of First Refusal to lease additional space, specifically the second floor premises of the Buildings currently occupied by Mr. Mattress should it become available, to the Buildings of which the Premises forms a part. Furthermore, the Tenant shall have the First Right of Refusal to purchase the Buildings upon the Landlord entering into a Contract of Purchase and Sale Agreement. The Landlord shall give the Tenant five (5) days to exercise such Right of First Refusal.

13. NO COMPETITION

The Landlord covenants and agrees with the Tenant that the Landlord will not lease any other portion of the Lands and Premises to any other person, firm or corporation for use as a business similar to the Tenant's, or a business in competition with that being carried on by the Tenant.

14. SIGNAGE

The Tenant shall be permitted to install signage on the exterior of the Premises at the sole expense of the Tenant. Any and all forms and designs of the signage shall be subject to the Landlord's prior written approval, which shall not be unreasonably withheld. The Landlord shall cause the existing Mr. Mattress signage (white signage currently draped over from the front of the Buildings and located specifically at the corner of Venables Street and Clark Drive) to be removed on or before the Commencement Date of the Lease Term at the Landlord's sole expense. The Landlord shall grant to the Tenant at no extra charge for the Lease Term the right to place such signage as is reasonably required for the identification of the Tenant's use. The design, construction and erection of the signage shall be at the Tenant's sole expense and the signage shall be mutually agreed between the Landlord and the Tenant and shall conform to the signage criteria of the Landlord and the applicable governing authorities and signage by-laws. Hemptown Clothing Inc. reserves the right to place six (6) signs on the exterior of the Buildings described herein and as stated as follows:

(i). Three (3) signs on the southwest corner exterior wall of the Buildings; and

(ii). One (1) sign each on the north, east and west exterior walls of the Buildings.

15. USE OF FACSIMILE

The Landlord and the Tenant agree that this Lease when amended and executed acceptance thereof may be communicated by facsimile and that such agreements shall be legal and binding upon the parties hereto.

16. TENANT IMPROVEMENTS

Any and all improvements including but not limited to installations, alterations, additions, partitions and fixtures except those items contained in the Lease, in or upon the Premises, whether placed there by the Tenant or the Landlord, shall immediately upon such placement become the Landlord's property without compensation therefore to the Tenant, and except as specifically mentioned and contained in the Lease, shall not be removed from the Premises by the Tenant at any time either during or after the Lease Term. All such Tenant Improvements not done by the Landlord.

APPROVED: LANDLORD

APPROVED: TENANT

17. LEASE IN NON-REGISTRABLE FORM

The Landlord shall not be obliged to deliver the Lease in form registrable under the Land Title Act of British Columbia, and the Tenant shall not register, nor permit to be registered, in any Land Title Office, this Lease, or any right, interest or estate of the Tenant in or to the Premises. Should the Tenant desire to register this Lease then all costs and expenses, including the cost of obtaining plans acceptable to the Land Title Office shall be borne by the Tenant. In the event the Tenant desires to register this Lease the Tenant agrees to execute and deliver to the Landlord an undated registrable Surrender of Lease to be held until the expiration or sooner termination of this Lease.

18. INTEREST ON OVERDUE RENT

Each and every payment of Rent or Additional Rent payable under the provisions of this Lease by the Tenant to the Landlord or payment of any costs or expenses incurred by the Landlord in enforcing the provisions of this Lease shall be due and payable as provided for under the terms of this Lease and if not paid when due shall bear interest at the rate of twelve percent (12%) per annum from the date when same shall become payable under the terms until the same shall be paid, and such interest shall accrue and be payable without the necessity of any demand therefor being made. Notwithstanding the provisions of this paragraph, nor the payment nor acceptance of interest payable hereunder, the Landlord shall not hereby be deemed to have waived any default or breach by the Tenant of the terms of this Lease and the Landlord may exercise its rights hereunder arising from such default or breach and concurrently recover the interest as herein provided.

19. TIME OF THE ESSENCE

Time shall be of the essence of this Lease.

20. NET LEASE

The Tenant acknowledges and agrees that it is intended that this Lease shall be a completely carefree net lease for the Landlord except as shall be otherwise provided in the specific provisions contained in this Lease, and that the Landlord shall not be responsible during the Lease Term for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Premises, and the Tenant, except as shall be otherwise provided in the specific provisions contained in this Lease, shall pay all charges, impositions and costs of every nature and kind relating to the Premises whether or not referred to herein and whether or not within the contemplation of the Landlord or the Tenant and the Tenant covenants with the Landlord accordingly.

21. ENUREMENT AND GOVERNING LAW

This Lease shall enure to the benefit of and be binding upon the parties hereto, and their respective successors and permitted assigns. This Lease shall be construed and governed by the laws of the Province of British Columbia.

22. ENTIRE AND BINDING AGREEMENT

This Lease including Schedule "A" attached hereto, and the Landlord's acceptance, shall constitute a binding agreement by the Landlord and the Tenant to enter into the Lease of the Premises and to abide by the terms and conditions herein contained. This Lease shall constitute the entire agreement between the Landlord and the Tenant. There is no representation, warranty, agreement or condition, whether direct or collateral, or express or implied, which induced any party hereto to enter into this Lease or on which reliance is placed by any such party, or which affects this Lease or the Premises, other than those expressed herein. This Lease shall be read with all changes of gender or number required by the context. If there are two (2) or more persons comprising the Tenant, the liability of such persons shall be joint and several. This Lease may not be modified except by subsequent agreement in writing executed by the Tenant and the Landlord.

23. INTERPRETATION

All of the words and terms which appear in this Lease and which are defined in the Lease as "Lessee" and "Lessor" shall have the same meaning as set forth in the Lease as "Tenant" and "Landlord" respectively.

24. CAPTIONS

The captions appearing in this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or of any provision hereof.

25. FLOOR AREA OF THE PREMISES

It is hereby acknowledged by the Tenant that the Landlord does not represent, warrant or guarantee the accuracy of the measurements or room sizes or square footage of the Premises or the Buildings and that Schedule "A" and Schedule "B" have been attached hereto as a matter of convenience and for reference only. The Landlord hereby offers to lease the Premises to the Tenant pursuant to paragraph one (1) as previously described and contained herein. The Tenant hereby declares that the Tenant is satisfied with the

calculations and determinations by the Landlord's plans of the Floor Area of the Premises and Buildings as outlined and attached hereto as Schedule "A" and Schedule "B".

26. TENANT ADDITIONAL COVENANTS

In addition to the monthly Rent under this Lease, the Tenant will pay to the Landlord in each year as Additional Rent fifty percent (50%) of the operating costs of the Lands, Premises and Buildings made up of property taxes, building insurance, hydro gas and city water. The Tenant understands and acknowledges that hydro electricity is separately metered by two (2) meters and is the sole responsibility of the Tenant to pay.

27. OPTION TO SUBLET OR ASSIGN

The Tenant reserves the right to sublet or assign the Premises with the Landlord's prior written approval, which the Landlord shall not unreasonably withhold. If the Landlord does consent to subletting or an assignment by the Tenant of the Premises or any part thereof, the Tenant shall remain liable for the payment of all Rents hereunder and for the performance of all of the provisions of this Lease on its part be performed.

28. TRANSFER OF CONTROL OF TENANT

The Tenant, being an incorporated company under the laws of the Province of British Columbia, shall not, during the Lease Term hereof, without the written approval of the Landlord first had and obtained, register or permit its transfer agent to register any transfer of any of its shares or securities where such transfer would alter the effective voting control of the Tenant. Acceptance of Rents from, or the performance of an obligation by a person other than the Tenant shall not constitute consent to subletting or an assignment.

29. FIT UP PERIOD PRIOR TO COMMENCEMENT DATE

Subject to paragraph four (4) above, and in the event the Tenant should finish renovating earlier than planned, the Tenant may start carrying on normal business without paying Base Rent until the 01st Day of May, 2001.

30. SURRENDER OF LEASE

If the Tenant chooses to terminate this Lease at any time after the end of the third (3rd) year, the Tenant can pay to the Landlord a lump sum payment equal to four (4) months gross rental. The Tenant agrees to forfeit the Premises and all improvements for the right

D.S.
APPROVED: LANDLORD APPROVED: TENANT

to terminate the Lease without further penalty. The lump sum shall include the last month of prepaid Rent and will require an additional payment of three (3) months Rent and applicable Goods and Services Tax and shall be made payable directly to the Landlord within three (3) days of written notice of surrender from the Tenant to the Landlord. The Tenant further agrees to forfeit the tenant inducement granted by the Landlord to the Tenant pursuant to paragraph eight (8) above, for the Premises free of Net Base Rent for the period specifically January 01st, 2006 to February 28th, 2006.

31. ENCUMBRANCES

The Tenant shall not cause, permit of suffer any Caveat, Builder's Lien or other encumbrance to be maintained against the Landlord's Title to the Buildings and the Lands without the prior written consent of the Landlord, except this Lease or Caveat based thereon, and if the Tenant shall fail to cause any of the same to be discharged within fifteen (15) business days after receipt of notice from the Landlord so to do, the Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due or by bonding or other proceedings deemed appropriate by the Landlord and any amount paid or expense incurred, including legal fees (on a solicitor and own client basis) relating thereto shall be deemed to be Additional Rent for the Premises and shall be due and payable by the Tenant to the Landlord upon written demand, provided that the Tenant shall not be deemed to be in default hereunder while it contests any and all such Caveats, Liens, or Encumbrances in good faith. Furthermore, the Tenant shall not cause, permit or suffer any Caveat, Builder's Lien, Conditional Sales Agreement, Chattel Mortgage, or other encumbrance to any improvements by the Tenant on the Premises without the prior written consent of the Landlord, except this Lease or a Caveat based thereon.

32. VOIDING INSURANCE

The Tenant shall not do or omit or permit to be done upon the Premises anything which shall cause the rate of insurance premiums upon the Lands, Premises or Buildings to be increased and if the insurance premiums increases as aforesaid, the Tenant shall pay to the Landlord forthwith upon demand the amount by which the Landlord's insurance premiums so increased. If notice of cancellation is given respecting any insurance policy upon the Lands, Premises or Buildings or should any insurance company refuse to renew any insurance policy on the Lands, Premises or Buildings by reason of the Tenant's use or occupation of the Lands, Premises, or Buildings or any part thereof, the Tenant shall forthwith remedy or rectify such use or occupation upon being requested to do so in writing by the Landlord, and if the Tenant shall fail to do so forthwith, the Landlord may at its option terminate this Lease immediately by leaving upon the said Premises notice in writing of its intention so to do, and thereupon Rent and any other payments for which the Tenant is liable under this Lease shall be apportioned upon a per diem basis and paid in full to the date of such termination of the Lease, and the Tenant shall immediately

D.S.
APPROVED: LANDLORD

APPROVED: TENANT

deliver up vacant possession of the Premises to the Landlord and the Landlord may re-enter and take possession of them.

33. TENANT INSURANCE POLICIES

The Tenant covenants to maintain Public Liability Insurance containing a waiver of liability in favour of the Landlord or other such persons or corporations as may from time to time be named or appointed by the Landlord or its assignees or its successors under this Lease in the minimum amount of three million dollars and zero cents ($3,000,000.00) per occurrence inclusive limits and to place and maintain Tenant's Legal Liability Insurance in the amount equal to the replacement value of the Premises.

34. LANDLORD AND TENANT ADDITIONAL COVENANTS

This Lease and everything herein contained shall enure to the benefit of and be binding upon the heirs, executors, administrators, successors, permitted assigns and other legal representatives, as the case my be of each of the parties hereto, and every reference herein to any party hereto shall include the heirs, executors, administrators, successors, assigns and other legal representatives of such party, and where there is more than one tenant, or there is a female party or a corporation, the provisions hereof shall be read with all grammatical changes thereby rendered necessary and all covenants shall be deemed joint and several. Any reference in this Lease to the Tenant shall include, where the context allows, the servants, employees, agents, invitees and licensees of the Tenant and all others over whom the Tenant might reasonably be expected to exercise control.

THAT THE SAID TENANT COVENANTS WITH THE SAID LANDLORD:

TO repair, reasonable wear and tear and damage by fire, lightning, tempest and earthquake excepted; except structural repair; AND to give to the Lessor or his agent immediate notice of any defect in water, gas or other pipes or fixtures. Heating apparatus, elevator, hoist, machinery or telephone, electric or other wires or fixtures;

AND that the Lessor may enter and view state of repair that the Lessee will repair according to notice, reasonable wear and tear and damage by fire, lightning, tempest and earthquake excepted;

AND that the Lessee will leave the premises in good repair, reasonable wear and tear and damage by fire, lightning, tempest and earthquake excepted;

AND will keep and leave whole and in good order all water, gas and electric fixtures, glass, pipes, faucets, locks, fastenings, hinges, window shades, sash cards, heating and cooling apparatus under the control of and used by the Lessee and will keep and leave all brass, copper or other metals and all windows, in on or attached to the premises, cleaned and polished;

AND will not assign without leave; And will not sublet without leave; such leave not to be unreasonably withheld;

APPROVED: LANDLORD D.S.

APPROVED: TENANT

THAT THE SAID TENANT COVENANTS WITH THE SAID LANDLORD:

AND will not carry on nor do, nor allow to be carried on or done on the premises any sales by auction, nor any work, business, occupation, act of thing whatever which may be or become a nuisance or annoyance to the Lessor, the public or any other occupant of the said building or which may increase the hazard of fire or liability of any kind or which may increase the premium rate of insurance against loss by fire or liability upon the said building or the premises or invalidate any policy of insurance of any kind upon or in respect of same or which may cause or result in excessive use or waste of water or increase the amount or water rates payable in respect of the said building or the premises;

AND will not drive nails or screws into nor drill into nor cut, mark nor in any way deface any part of the premises;

AND will not make any alterations in the structure, plan or partitioning of the premises not install any plumbing, piping, wiring, or heating apparatus without the written permission of the Lessor or his agents first-had and obtained and at the end or sooner determination of the said term will restore the premises to their present condition if called upon to do so by the Lessor but otherwise all repairs, alterations, installations, and additions made by the Lessee upon the premises, except gas and electric fixtures and movable business fixtures, shall be the property of the Lessor and shall be considered in all respects as part of the premises; AND will indemnify and save harmless the Lessor from and against all and all manner of claims for liens for wages of materials, or for damage to persons or property caused during the making of or in connection with any repairs, alterations, installations and additions which the Lessee shall make or cause to be made on the premises; AND will allow the Lessor to post and will keep posted on the premises any notice that the Lessor may desire to post under the provisions of the Repairers Lien Act;

AND will erect, place, use or keep in or upon the premises only such shades, window blinds, awnings, projections, signs, advertisements, lettering, devices, notices, painting or decoration as are first approved in writing by the Lessor, and upon the expiration or determination of this lease will remove the same if required to do so by the Lessor;

AND will allow notices "For Safe" or "To Let" to be put and remain on the premises in a conspicuous position for at least sixty days prior to the expiration of this lease and will allow prospective purchasers or tenants to enter and inspect the premises on week days during the said sixty days;

AND at the expiration or sooner determination of this lease will peaceably surrender and give up possession of the premises without notice from the Lessor, any right to notice to quit or vacate being hereby expressly waived by the Lessee, any law, usage or custom to the contrary notwithstanding:

D.S.
APPROVED: LANDLORD APPROVED: TENANT

THAT THE SAID TENANT COVENANTS WITH THE SAID LANDLORD:

AND will indemnify and save harmless the Lessor from and against any and all manner of actions of causes of action, damages, loss, costs or expenses which he may sustain, incur or be put to by reason of any advertising signs now existing or which may hereafter be erected by the Lessee upon, over, projecting from or above the said building of the premises, and will pay the premiums charged upon any bond of indemnity or liability insurance policy in respect of such signs issued upon the demand of Civic, Municipal or other authorities, provided always that the Lessor shall from time to time and at all times hereafter be at liberty to examine the said signs, and that the Lessee will repair or strengthen the same upon notice from the Lessor, and if the Lessee shall fail to comply with such notice, the Lessor shall be at liberty to repair or strengthen the said signs, and the costs, charges and expense of so doing shall be forthwith paid by the Lessee to the Lessor, but the giving of such notice and the undertaking of such repairs of strengthening by the Lessor shall not be deemed an acknowledgment or admission of any liability or responsibility on the part of the Lessor;

AND will not cover nor obstruct the glass doors, partitions, transoms, windows, lights and skylights which reflect or admit light into any passageway of other place in the said building;

AND will not bring into or upon the premises any safe, motor, machinery or other heavy articles without the consent of the Lessor in writing first had and obtained, and will immediately make good any damage done to any part of the building or premises by bringing in or taking away the same;

AND will provide receptacles for refuse and rubbish of all kinds, and will attend to the removal of the same from the premises at regular intervals, and will not keep nor leave any boxes, packing material or rubbish of any kind in of near the premises or any passages connected with same. AND will keep clean and free from any rubbish, ice or snow, all walks, passages, yards and alleys adjacent to the premises;

AND will observe, obey and conform to and cause his employees to observe, obey and conform to all rules and regulations from time to time made by the Lessor with regard to the management, use or occupation of the said building and premises;

AND will comply promptly at his Own expense with all laws, ordinances, regulations, requirements and recommendations of any and all Dominion, Provincial, Civic, Municipal and other Authorities, or Association of Fire Insurance Underwriters or Agents and all notices in pursuance of same whether served upon the Lessor or the Lessee, and will indemnify and save harmless the Lessor from and against all and all manner of actions or causes of action, damages, loss, costs or expenses, which he may sustain, incur or be put to by reason of any neglect of same or noncompliance therewith or by reason of any defect, deficiency, disrepair, depreciation, damage or change in or to the premises, or any injury or damage to any person or to any goods and chattels contained in, upon or about the premises, however caused;

D.S.
APPROVED: LANDLORD

APPROVED: TENANT

AND IT IS HEREBY AGREED:

THAT the whole contract and agreement between the parties hereto is set forth herein, that the Lessee has leased the premises after examining the same, that no representations, warranties of conditions have been made other than those expressed or implied herein, and that no agreement collateral hereto shall be binding upon the Lessor unless it be made in writing and signed by the Lessor;

THAT no waiver of nor neglect to enforce the right to forfeiture of this lease or the right of re-entry upon breach of any covenant, condition or agreement herein contained shall be deemed a waiver of such rights upon any subsequent breach of the same or any other covenant, condition or agreement herein contained;

THAT any notice to be served hereunder shall be deemed to be sufficiently served on the Lessee if addressed to the Lessee and left on the premises;

THAT if the Lessor shall be unable to deliver possession of the premises at the time of the commencement of the said term, neither the Lessor nor his agents shall be liable for any damage or loss caused thereby, nor shall this lease be void or voidable, nor the date of the expiration of same be changed by reason thereof, but in such event the Lessee shall only be liable for rent at the rate hereby reserved from such time as the Lessor shall be able to deliver possession of the premises;

THAT the Lessor shall not be responsible for any defect in or change of conditions affecting the premises, nor for any damage to the premises or to any person or to merchandise, goods, chattels, machinery or equipment contained therein howsoever caused;

THAT the Lessor shall not be responsible for or in regard to the sufficiency or insufficiency of any safe or vault used by the Lessee to withstand fire, burglars or thieves, and that the use of such safe or vault is accepted by the Lessee at his own risk and without any recourse whatever against the Lessor for or on account of any loss or damage which may occur in any manner of or to any money, securities, valuables, books, papers or other property which may be placed therein by the Lessee;

THAT the Lessor shall not be responsible for any loss, damage, or expense caused by any overflow or leakage of water from any part of the said building, or any adjoining buildings, occasioned by the use, misuse or abuse of water or by the breaking or bursting of any pipes or plumbing fixtures, or in any other manner of by seepage from adjoining lands or premises or by any accident or misadventure to or arising from the use and operation of machinery, elevator, heating apparatus, electric wiring and appliances, gas or other pipes and appliances or any fixtures or by reason of any structural defects in the building or premises or by any other matter or thing whatsoever;

THAT the Lessor shall be under no obligation to supply water, heat, light or power to the Lessee upon the premises;

THAT in the event of the said building or the premises being condemned in whole or in part because of the unsafe condition thereof, this lease shall cease and determine upon the date of such condemnation, and the Lessor shall not be responsible for any loss, damages or expense which the Lessee may suffer or incur by reason of the same;

APPROVED: LANDLORD DS. APPROVED: TENANT

AND IT IS HEREBY AGREED:

THAT any yard, passage, alley or area connected with the said building is for the use of all the occupants of the said building and that the Lessee will not obstruct nor hinder the use of same by other occupants of the said building and their employees, agents and customers and that the Lessee will keep clean and sanitary the portion of same situated in the rear of or adjacent to the premises;

THAT the sole and exclusive right to use or to lease to others for their use the roof or exterior side and rest walls of the said building is reserved to and retained by the Lessor;

THAT the Lessor shall have the right at any time during the said term to repair, remodel, alter, improve or add to the premises or the whole or any part of the building of which the premises form a part or to change the location of the entrance or entrances to the said building and the premises without compensation of responsibility to the Lessee and for such purposes, if necessary, to enter into, pass through, work upon and attach scaffolds or other temporary structures to the premises, putting the Lessee to no unnecessary inconvenience;

THAT any rights or privileges which may accrue or enure to or for the benefit of the Lessor by virtue of any law governing the relations of Landlord and Tenant not specifically mentioned herein and not inconsistent with the terms and conditions hereof and all rights of enforcement of same shall be deemed to be hereby reserved to and claimed by the Lessor;

THAT if the Lessor shall suffer or incur any damage, loss or expense or be obliged to make any payment for which the Lessee is liable hereunder by reason of any failure of the Lessee to observe and comply with any of the covenants of the Lessee herein contained then the Lessor shall have the right to add the cost or amount of any such damage, loss, expense or payment to the rent hereby reserved, and any such amount shall thereupon immediately be due and payable as rent and recoverable in the manner provided by law for the recovery of rent in arrear;

THAT in case the premises of ally part thereof shall at any time during the said term be burned down or damaged by fire so as to tender the same unfit for the purpose of the Lessee. the rent hereby reserved or a proportionate part thereof according to the nature and extent of the damage sustained, shall be suspended and abated until the premises shall have been rebuilt or made fit for the purpose of the Lessee. or at the option of the Lessor the said term shall in such case forthwith come to an end, and the Lessee shall cease to be held liable for payment of rent except such rent as shall have already accrued due, and shall be entitled to be repaid any rent paid in advance for the balance of the period paid for in advance;

THAT whensoever the Lessor shall be entitled to levy distress against the goods and chattels of the Lessee he may use such force as he may deem necessary for that purpose and for gaining admittance to the premises -without being liable to any action in respect thereof, or for any loss or damage occasioned thereby and the Lessee hereby expressly releases the Lessor from all actions, proceedings, claims or demands whatsoever for or on account of or in respect of any such forcible entry or any loss or damage sustained by the Lessee in connection therewith.

APPROVED: LANDLORD

APPROVED: TENANT

AND IT IS HEREBY AGREED:

THAT in case the Lessee shall become insolvent or bankrupt of make an assignment for the benefit of creditors, or being an incorporated company if proceedings be begun to wind up the said company, or in case of the non-payment of rent at the times herein provided, or in case the premises of any part thereof become vacant and unoccupied for a period of thirty days or be used by any other person or persons, or for any other purpose than as hereinbefore provided without the written consent of the Lessor, this lease shall, at the option of the Lessor, cease and be void, and the term hereby created expire and be at an end, anything hereinbefore to the contrary notwithstanding, and the then current month's rent and three months' additional rent shall thereupon immediately become due and payable, and the Lessor may re-enter and take possession of the premises as though the Lessee or his servants or other occupant of occupants of the premises were holding over after the expiration of the said term, and the term shall be forfeited and void:

THAT if the Lessee shall hold over and the Lessor shall accept rent after the expiration of the said term, the new tenancy thereby created shall be a tenancy from month to month and not a tenancy from year to year and shall be subject to the covenants and conditions herein contained so far as the same are applicable to a tenancy from month to month;

THAT any additional covenants. conditions or agreements set forth in writing and attached hereto whether at the commencement of the said term or at any subsequent time and signed or initialed by the parties hereto shall be read and construed together with and as part of this lease, provided always that when the same shall be at variance with any printed clause in this lease, such additional covenants, conditions and agreement shall be deemed to supersede such printed clause;

THAT all grants, covenants, conditions, or agreements, rights, powers, privileges and liabilities contained herein shall be read and construed as granted to, made and reserved by, imposed upon and undertaken by the parties hereto and their respective heirs, executors, administrators, successors and assigns, and that wherever the singular or the masculine pronoun is used the same shall be construed as meaning the plural or feminine or the body politic of corporate where the circumstances so require and that the Lessor may perform any act hereunder in person or by and through an agent:

PROVISO FOR RE-ENTRY BY THE LESSOR on non-payment of rent, or non-performance of covenants. The Lessor in pursuance of this proviso shall have the right to break into the premises to obtain possessions thereof and the Lessee hereby waives all claims for damage to or loss of any of the Lessee's property caused by the Lessor in re-entering and taking possession of the premises: and no action taken by the Lessor in pursuance of this proviso whether under what are generally known as summary proceedings or otherwise shall be deemed to absolve, relieve or discharge the Lessee from liability hereunder: and this proviso shall extend and apply to all covenants whether positive or negative.

THE LESSOR COVENANTS WITH THE LESSEE for quiet enjoyment.

APPROVED: LANDLORD DS

APPROVED: TENANT

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals and executed this Lease on the day and year first above written.

SIGNED, SEALED AND DELIVERED BY:
HEMPTOWN CLOTHING INC.
IN THE PRESENCE OF:

(the "TENANT")

Witness: Mr. Wayne Yu
200 – 5511 West Boulevard
Vancouver, B.C., V6M 3W6
(Real Estate Consultant)
Per: Sutton Group - Heritage West

Mr. Jason Finnis (Secretary)
7156 Edmonds Street
Burnaby, B.C., V3N 1A5
(Authorized Signatory)
Per: Hemptown Clothing Inc.

Witness: Mr. Wayne Yu
200 – 5511 West Boulevard
Vancouver, B.C., V6M 3W6
(Real Estate Consultant)
Per: Sutton Group - Heritage West

Mr. Jerry Kroll (President)
300 – 535 Thurlow Street
Vancouver, B.C., V6E 3L2
(Authorized Signatory)
Per: Hemptown Clothing Inc.

SIGNED, SEALED AND DELIVERED BY:
DOUGLAS AND ASTER SOO
IN THE PRESENCE OF:

(the "LANDLORD")

Witness: Mr. Wayne Yu
200 – 5511 West Boulevard
Vancouver, B.C., V6M 3W6
(Real Estate Consultant)
Per: Sutton Group - Heritage West

Mr. Douglas Soo
2350 Fraserview Drive
Vancouver, B.C., V5P 2N4
(Authorized Signatory)
Per: Douglas and Aster Soo

- END OF DOCUMENT -

D.S.